                                    EXX  INC
                                   Suite 689
                            1350 East Flamingo Road
                            Las Vegas, Nevada  89119

                               __________________

                          NOTICE OF ANNUAL MEETING OF
                        CLASS A AND CLASS B STOCKHOLDERS
                            TO BE HELD MAY 27, 1998
                               __________________

To the Stockholders:

     The Annual Meeting of Stockholders of EXX INC (the "Company") will be held at the office of Henry Gordy International, Inc. at 900 North Avenue, Plainfield, New Jersey at 2:30 p.m. (local time) on Wednesday May 27, 1998 for the following purposes:

     (1) To elect one (1) Class A director and three (3) Class B directors to serve as provided in the Company's By-Laws until the next Annual Meeting and thereafter until their respective successors are elected and qualified; and

     (2) To transact such other business as may properly come before the Meeting or before any adjournments of the Meeting.

     The Board of Directors has fixed the close of business on April 24, 1998, as the record date for the determination of Class A and Class B Stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A form of Proxy and the Proxy Statement respecting the Meeting are enclosed.

     You are cordially invited to attend the Meeting in person. Whether or not you plan to attend, you are urged to promptly MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) in the accompanying envelope. Return of your Proxy will not deprive you of your right to vote your shares in person at the Meeting.

                               By Order of the Board of Directors,

                               David A. Segal
                               Chairman of the Board and Chief Executive Officer


Las Vegas, Nevada
April 30, 1998

                                    EXX  INC
                                   Suite 689
                            1350 East Flamingo Road
                            Las Vegas, Nevada  89119
                                 (702) 598-3223

                                PROXY STATEMENT
                               __________________

              ANNUAL MEETING OF CLASS A AND CLASS B STOCKHOLDERS
                                ON MAY 27, 1998
                               __________________

This Proxy Statement and the accompanying form of proxy are first being mailed or given to Stockholders on or about April 30, 1998.

                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement and the accompanying form of proxy are being furnished to the Stockholders of EXX INC ("the Company") in connection with the solicitation of proxies by the Board of Directors of the Company with respect to the Company's Annual Meeting of Stockholders to be held at 2:30 p.m. (local time) on Wednesday May 27, 1998 at 900 North Avenue, Plainfield, New Jersey, and any adjournments of said Meeting. Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised, by filing with the Company either (a) an instrument revoking it or (b) a duly executed proxy bearing a later date. The proxy will be suspended if the person granting the proxy is present at the Meeting and elects to vote his shares in person.

     All expenses incurred in connection with this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by use of the mails, the directors, officers and regular employees of the Company may solicit proxies by telephone, facsimile or personal interview. The Company may also reimburse brokers, banks, and other nominees for their reasonable expenses incurred in forwarding proxy materials.

                               VOTING SECURITIES

     Only Stockholders of record at the close of business on April 24, 1998 will be entitled to notice and to vote at the Meeting and at any adjournments of the Meeting. As of April 24, 1998, 2,027,942 shares of the Company's Class A Common Stock, par value .01 per share ("Class A") and 667,314 shares of the Company's Class B Common Stock, par value .01 per share ("Class B"), were outstanding (exclusive of Treasury Shares).

                             ELECTION OF DIRECTORS

     At the Meeting, the Stockholders will elect a board of four directors, comprising one Class A director and three Class B directors. Under the Company's Articles of Incorporation holders of outstanding shares of Class B shares have the right to elect two-thirds or the next rounded number of directors in excess of two-thirds if the number of directors is not divisible by three and the holders of the outstanding Class A shares have the right to elect the remaining
directors of the Company.   Each director is  to serve as provided in the
Company's By-Laws until the next Annual Meeting of Stockholders and thereafter until his successor is elected and qualified. Election of each class of directors will require the affirmative vote of holders of a plurality of the applicable class of Common Stock present (in person or by proxy) at the Meeting, provided a quorum is present. A quorum will require the presence (in person or by proxy) of the holders of a majority of each class of the shares entitled to vote at the Meeting. Each share of Common Stock will be entitled to one vote for each director to be elected.

     It is intended that the proxies given to the person named in the enclosed form of proxy will be voted for the election of the nominees for director named below, each of whom is presently a director whose current term will expire on the Meeting date. Messrs. Fishman, Perlmutter, Remington, and Segal were elected directors by the Stockholders at the last Annual Meeting of Stockholders. Unless a contrary specification is indicated, the proxy to which this Proxy Statement relates will be voted for each of said nominees, or, in the event that any such nominee is not available by reason of any unforeseen contingency, then for the balance of the nominees and for such other person(s) as may be designated as a replacement nominee(s) by the remaining directors.

     The following information is given as of March 31, 1998. Except as otherwise indicated, each nominee has had the same principal occupation or employment during the last five years.

      Nominee, Age,         Positions with the Company,                 Shares of Common Stock                Percent of Outstanding
 Director of The Company     Principal Occupation and                      Beneficially Owned                      Common Stock
    Continually Since           Other Directorships                 Class A                   Class B           Beneficially Owned
    -----------------           -------------------                 -------                   -------           ------------------

Jerry Fishman,               Director, Vice President,                 300                    100                        *
50 -- 1984                  The Fishman Organization Inc.

Norman H. Perlmutter,             Executive Vice                       600                    200                        *
57 -- 1984                           President,
                                 Keystone Recovery
                                Service, A Division
                             of Savit Enterprises Inc.

Frederic Remington,            Director, Chairman of                   300                    100                        *
68 -- 1984                       the Board and Chief
                               Executive Officer of
                                 Peerless Tube Co.

David A. Segal,                Chairman of the Board                942,534(1)             314,178(1)                  46.63%
58 -- 1984                     and Chief Executive
                                Officer; President,
                                 Walsh Shoe Repair
                                   System, Inc.

All officers, directors                                             943,734(1)             314,578(1)                  46.69%
and nominees for director
of the Company as a group

*Less than 1/10 of 1%
____________________

(1) Includes 418,500 Class A Shares and 139,500 Class B shares owned by Mr. Segal as trustee for his children; Mr. Segal disclaims any beneficial interest in the shares held by him as trustee.

     Mr. Fishman was President of Fishman Supply Co., Inc., a supplier of construction material and building maintenance supplies, for more than the last five years. Effective January 1, 1998 Mr. Fishman became Vice President of The Fishman Organization Inc., a sales and marketing group representing manufacturers in international sales of consumer products. Mr. Perlmutter was named to his present position as of January 1, 1994. Prior to this date, Mr. Perlmutter was President and General Manager of U.S. Recovery Corp., a commercial collection agency, for more than five years. Mr. Remington has served as Chairman of the Board, and previously as Vice President of Peerless Tube Co., a manufacturer of aerosol cans and collapsible metal tubes, for more than the last five years. Mr. Segal has been Chairman of the Board and Chief Executive Officer of EXX INC for more than the past three years and prior thereto was Chairman of the Board and CEO of SFM Corp. Mr. Segal has also been President of Walsh Shoe Repair System, Inc., for more than five years.

     The Board has a combined Audit/Stock Option Committee, currently composed of Messrs. Fishman and Perlmutter. In their capacity as the Audit Committee, Messrs. Fishman's and Perlmutter's tasks include meeting with the auditors to review the scope, accuracy, and results of the audit, and making inquiries as to the adequacy of the Company's accounting, financial and operating controls. In their capacity as the Stock Option Committee, their functions include granting options under the Company's 1994 Stock Option Plan, and they are charged with the general supervision of the plan.

     The combined Audit/Stock Option Committee held one meeting in 1997.

     During 1997, the Company's Board of Directors met three times.

Compensation of Directors

Directors who also are employees of the Company (Mr. Segal) receive no fees for their service as Directors or for attendance at Board and Committee meetings. Non employee directors receive $1,000 for each Board Meeting with a minimum of $4,000 per year. Audit/Stock Option Committee members receive an additional $150 per committee meeting.


                            HOLDINGS OF COMMON STOCK

The following table and footnotes describe holdings of Common Stock as of March 31, 1998, as reported to the Company or as contained in filings made with the Securities and Exchange Commission by beneficial owners of more than 5% of the outstanding shares:

                           Number of Shares        Percent of Outstanding
                           of Common Stock         Common Stock
                           Beneficially Owned      Beneficially Owned
                          Class A     Class B     Class A     Class B
                          -------     -------     -------     -------
David A. Segal
EXX  INC
Suite 689
1350 East Flamingo Road
Las Vegas, Nevada 89119   942,534     14,178 (1)  46.48%      47.08%


-------------------------
(1) Of this total of 942,534 Class A Shares and 314,178 Class B shares, 418,500 Class A Shares and 139,500 Class B shares are owned by Mr. Segal as trustee for his children; Mr. Segal disclaims any beneficial interest in the shares held by him as trustee.

                COMPENSATION OF OFFICERS AND OTHER INFORMATION

     The executive officer of the Company during 1997 was David A. Segal who was elected by the Board of Directors to serve as an officer of the Company until the next election of officers, as provided in the Company's By-Laws. Biographical information regarding Mr. Segal is presented in the section entitled "Election of Directors," above.

     The following table provides summary information concerning salary and bonuses paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other highly compensated executive of the Company as of December 31, 1997 for the years ended December 31 1995, 1996 and 1997.


                                 SUMMARY COMPENSATION TABLE

                                     Annual Compensation
--------------------------------------------------------------------------------------------
                                                                 Total          Other (1)
                                                                 Salary         Annual
Name and Principal Position    Year  Salary($)    Bonus($)     & Bonus($)    Compensation($)
---------------------------    ----  ------       --------     ----------    ----------------
David A. Segal                 1997  308,000         0          308,000            --
Chairman of the Board          1996  308,000         0          308,000            --
and Chief Executive Officer    1995  301,000   186,000          487,000            --

Michael Pahuta                 1997  110,000         0          110,000         104,000(2)
President of Henry Gordy       1996  175,000         0          175,000            --
International, Inc.            1995  175,000    22,000          197,000            --

------------------------------
(1) None of the named individuals received perquisites or other personal benefits in any amount large enough to require reporting in this column.

(2) Mr. Pahuta's employment with Henry Gordy International, Inc. terminated on October 31, 1997. The above amount was attributed to a severance payment in connection with Mr. Pahuta's employment contract.

Executive Employment Contract

In 1994, the Company entered into a 10 year contract with Mr. Segal effective October 21, 1994 with an option to renew for an additional five years. Under the agreement, Mr. Segal's base compensation is $300,000 per year with annual increases based on a Consumer Price Index formula. In addition, there is a profit bonus under which Mr. Segal will receive 5% of the consolidated pre-tax earnings of the Company. The agreement also provided an option whereby Mr. Segal could require the Company to purchase all of his common stock in the Company on the date his employment terminated, at the greater of fair market value or $10 per share. In 1997, in order to avoid the classification of the shares owned by Mr. Segal as "mezzanine" capital and the reduction to future earnings per share (or increase to future loss per share) which would result from such classification, Mr. Segal agreed to relinquish his contractual right to require the Company to purchase his shares, in exchange for options, to be granted in 1998, to purchase 300,000 Class A shares and 100,000 Class B shares at prices equal to, or greater than, the market value at the date of the grant.

Pension Benefits

A Subsidiary of the Company has a non-contributory defined benefit pension plan for salaried employees, which was "frozen" by action of the Board of Directors in January 1988. Monthly benefits payable at age 65 are equal to 50% of final average earnings, less 75% of the primary Social Security benefit. "Final average earnings" is the average of the highest consecutive five of the last ten years ended December 31, 1987, and monthly benefits are reduced pro rata for each full year of service less than thirty. Benefits are paid on a straight-life annuity basis or in an optional form which is actuarially equivalent to a life annuity.

The following table reflects estimated annual benefits payable at age 65 on a straight-life annuity basis at various compensation levels and years of service, before being reduced by up to 75% of the retiree's annual primary Social Security benefit.

                                                    PENSION PLAN TABLE

                                                 Years of Credited Service
                                         ---------------------------------------------

            Final Average Earnings         10                20                  30
            ----------------------       -------           -------             -------
                      $30,000            $ 5,000           $10,000             $15,000
                       50,000              8,333            16,667              25,000
                       70,000             11,667            23,333              35,000
                       90,000             15,000            30,000              45,000
                      110,000             18,333            36,667              55,000
                      130,000             21,667            43,333              65,000

     Years of service of the executive officers of the Company currently credited under the plan are as follows:
Mr. Segal, 13 years. The estimated final average earnings for Mr. Segal prior to reduction of Social Security Benefits are $98,300.

     In 1994, the Company's Board of Directors adopted and the stockholders approved the EXX INC 1994 Stock Option Plan ("New Plan") which provided for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and for the issuance of non-qualified stock options (not intended to qualify under Section 422 of the Code). Pursuant to the plan, 1,000,000 shares of Class A stock have been reserved for issuance upon the exercise of options to officers, directors, employees and consultants of the Company as either incentive and/or non-qualified options.

     The New Plan is administered by a committee (the "Committee") consisting of two members of the Board of Directors, each of whom is a disinterested person as defined in Rule 16b-3 of the Securities and Exchange Act. The Committee has the authority to grant options, determine the recipients of said options, the exercise price which is not to be less than fair market value at date of grant, and to make all other determinations deemed necessary or advisable for its administration. The New Plan also provides that the maximum term of each option is ten years (except that with respect to options granted to persons holding more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price must be at least equal to 110% of the fair market value and the term cannot exceed five years). The New Plan also provides certain maximum limits of incentive options that may be granted to an employee within a calendar year.

     One option for 1000 shares was granted in 1995 exercisable at $14.50 per share and expired in January 1998.

     An option to purchase 20,000 shares of common stock was granted during 1997, exercisable at $4.00 per share expiring on December 31, 1998. This was the only option outstanding at December 1997. At December 31, 1997, options to purchase 980,000 shares of common stock were available for grant. Unless previously terminated the stock option plan shall terminate in 2004.

Compensation Report on Executive Compensation

The Compensation Committee is comprised of all members of the Board of Directors except the Chairman of the Board who is the Chief Executive Officer. There is currently in force a contract entered into in 1994 described under Executive Employment Contracts which covers the Chief Executive's Compensation.

As regards the other executive, the Chairman of the Board annually reviews the performance and operating results of the applicable subsidiary and determines the executive's salary and bonus arrangement subject to Board of Directors approval.

The foregoing report on Executive Compensation has been approved by all members of the Board of Directors.

                            David A. Segal, Chairman
                 Jerry Fishman                   Frederic Remington
                               Norman Perlmutter

                         STOCK PRICE PERFORMANCE GRAPH

The current SEC rules require that the reporting Company include in this Proxy Statements a line graph which compares cumulative five-year return to stockholders on an indexed basis with a major index and a nationally recognized industry standard or a peer group index. This information set forth below compares the EXX INC with the Standard & Poor's ("S&P") Midcap Index and the S&P Toys Index for this requirement. The information set forth covers the period from year-end 1992 through year-end 1997 and assumes the investment of $100 in December, 1992 and the monthly reinvestment of dividends.


                         TOTAL RETURN TO STOCKHOLDERS
                    DECEMBER 31, 1991 TO DECEMBER 31, 1997

                             [GRAPH APPEARS HERE]


                                               ANNUAL RETURN PERCENTAGE
                                                     Years Ending

Company/Index                   Dec93           Dec94           Dec95           Dec96           Dec97
------------------------------------------------------------------------------------------------------
EXX INC                         23.86           884.62          -66.80          -27.05          -19.35
LEISURE TIME (PRODUCTS)-500     10.53            -0.76           37.07           20.55           31.57
S&P MIDCAP 400 INDEX            13.95            -3.58           30.94           19.20           32.25



                                                          INDEXED RETURNS
                                                           Years Ending

                                Base
                               Period
Company/Index                   Dec92           Dec93           Dec94           Dec95           Dec96           Dec97
-----------------------------------------------------------------------------------------------------------------------
EXX INC                         100             123.86        1219.511          404.88          295.35          238.19
LEISURE TIME (PRODUCTS)-500     100             110.53          109.69          150.35          181.25          238.47
S&P MIDCAP 400 INDEX            100             113.95          109.87          143.86          171.49          226.80

                         INDEPENDENT PUBLIC ACCOUNTANTS

Rothstein, Kass & Company, P.C. the Company's independent public accountants for 1997, have also been selected as such for the Company's current fiscal year. A representative from that firm is expected to be present at the Meeting and will have an opportunity to make a statement and to respond to appropriate questions from Stockholders.



                                OTHER BUSINESS

The Company's Board of Directors knows of no other matters which may come before the Meeting. However, if any other business should come before the Meeting, the proxies to which this statement relates will be voted on such matters in accordance with the best judgment of the person authorized therein.



                         PROPOSALS OF SECURITY HOLDERS

Any proposal by a Stockholder of the Company intended to be presented at the next Annual Meeting of Stockholders must be received at the Company's Executive offices on or before March 1, 1999.

                                By Order of the Board of Directors,



                                David A. Segal
                                Chairman of the Board and
                                Chief Executive Officer


Las Vegas, Nevada
April 30, 1998

A copy of the Company's annual report (which includes the Company's 10-K) for the year ended December 31, 1997, including financial statements, accompanies this Proxy Statement.

THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY-SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

PROXY


                                    EXX INC
                           CLASS A STOCKHOLDER PROXY
            Proxy Solicited on Behalf of the Board of Directors of
                the Company for the Annual Meeting May 27, 1998

The undersigned hereby constitutes and appoints David A. Segal his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of EXX INC to be held at the office of Henry Gordy International, Inc. at 900 North Avenue, Plainfield, New Jersey at 2:30 p.m. on Wednesday, May 27, 1998, and at any adjournments thereof, on all matters coming before said meeting.


                                              Dated: _________________, 1998

                                              ________________________________

                                              ________________________________
                                                    Signature of Stockholder

                                              This Proxy Must Be Signed Exactly
                                                    As Name Appears Hereon.

                                              Executors, administrators,
                                              trustees, etc., should give full
                                              title as such. If the signer is a
                                              corporation, please sign full
                                              corporate name by duly authorized
                                              officer.

                                                                          (over)

                                                     (continued from other side)


This Proxy will be voted in accordance with the instructions given therein.
IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR; AND WILL BE VOTED AND ACTED UPON WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF IN THE JUDGMENT OF THE PERSON NAMED PROXY HEREIN.

1. ELECTION OF DIRECTOR
   Nominee, Norman H. Perlmutter
   (Mark only one)
   [_] VOTE FOR the nominee listed above.

---------------------------------------------------
   [_] VOTE WITHHELD from the nominee listed above.

2. In his discretion, upon other matters as may properly come before the meeting.

--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY. USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                                    EXX INC
                           CLASS B STOCKHOLDER PROXY
            Proxy Solicited on Behalf of the Board of Directors of
               the Company for the Annual Meeting May 27, 1998


The undersigned hereby constitutes and appoints David A. Segal his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of EXX INC to be held at the office of Henry Gordy International, Inc. at 900 North Avenue, Plainfield, New Jersey at 2:30 p.m. on May 27, 1998, and at any adjournments thereof, on all matters coming before said meeting.



                                            Dated:______________________, 1998

                                            __________________________________

                                            __________________________________
                                                 Signature of Stockholder

                                            This Proxy Must Be Signed Exactly
                                                     As Name Appears Hereon.


                                            Executors, administrators,
                                            trustees, etc., should give full
                                            title as such. If the signer is
                                            a corporation, please sign full
                                            corporate name by duly
                                            authorized officer.

                                                               (over)

                                                     (continued from other side)

This Proxy will be voted in accordance with the instructions given herein.

IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR; AND WILL BE VOTED AND ACTED UPON WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF IN THE JUDGMENT OF THE PERSON NAMED PROXY HEREIN.

1. ELECTION OF DIRECTORS
   Nominees, Jerry Fishman, Frederick Remington, David A. Segal,
   (Mark only one)
   [_] VOTE FOR all nominees listed above; except vote withheld from following nominees (if any):
--------------------------------------------------------------------------------
   [_] VOTE WITHHELD from all nominees

2. In his discretion, upon other matters as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY. USING THE ENCLOSED ENVELOPE